UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2015

ROCK CREEK PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-15324 (Commission File Number)	52-1402131 (IRS Employer Identification No.)

2040 Whitfield Avenue, Suite 300

Sarasota, Florida 34243

(Address of principal executive offices, including zip code)

844-727-0727

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last
report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 16, 2015, Rock Creek Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with five institutional investors providing for the issuance and sale by the Company of  1,644,500 shares of common stock (the “Shares”) and warrants to purchase up to 1,223,375 shares of common stock (the “Warrants”) in a registered direct offering.  The Shares and Warrants will be sold in units, each of which is comprised of one Share and 0.75 Warrants to acquire one share of common stock. The purchase price per unit in the offering will be $2.25.  The closing of the offering is expected to occur on or about June 19, 2015, subject to the satisfaction of customary closing conditions.

Maxim Group LLC (“Maxim”) is acting as the exclusive placement agent for the offering under a Placement Agent Agreement, dated June 16, 2015, between Maxim and the Company (the “Placement Agent Agreement”).  Upon the closing of the offering, pursuant to the Placement Agent Agreement, Maxim will receive a placement agent fee of $259,009.  In addition, the Placement Agent Agreement provides that, upon the successful completion of the offering, for a period of twelve (12) months from the date of the Placement Agent Agreement, the Company grants to Maxim the right of participation to act as lead managing underwriter and book runner or sole placement agent for any and all future registered offerings and private placements of equity, equity-linked and debt offerings during such twelve (12) month period of the Company, subject to exceptions for the Company’s current at-the-market facility and private placements of securities in which the Company does not engage a placement agent.

The Company estimates that the net proceeds from the offering will be $3.24 million, after deducting offering expenses and the placement agent fee payable to Maxim.  The Company intends to use the net proceeds from the offering for clinical development activities, working capital, and general corporate purposes.

The Warrants have an exercise price of $2.83 per share, are not exercisable until 6 months after issuance, and will expire on the fifth anniversary of the initial date that the warrants become exercisable.  The exercise price of the Warrants will be subject to customary adjustments in the event of stock splits, reverse stock splits and the like pursuant to their terms. In addition, for a period of six months following the closing of the offering, the warrants contain full ratchet anti-dilution protection upon the issuance of any common stock, securities convertible into common stock or certain other issuances at a price below the then-existing exercise price of the warrants, with certain exceptions.

Except upon at least 61 days’ prior notice from a holder of a Warrant to the Company, the holder will not have the right to exercise any portion of the Warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company’s common stock (including securities convertible into common stock) outstanding immediately after the exercise.

The Shares and Warrants (and shares of common stock issuable upon the exercise of the Warrants from time to time) are being offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-200964), which was declared effective on February 6, 2015 by the Securities and Exchange Commission (SEC).  The Shares and Warrants may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.  A prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov.

Attached as Exhibit 5.1 is the opinion of Foley & Lardner LLP relating to the legality of the issuance and sale of the Shares and the Warrants and the issuance of the Warrant Shares upon exercise of the Warrants.

Each of the Purchase Agreement and the Placement Agent Agreement contains customary representations, warranties and covenants by the Company and the investors. The Company also agreed not to issue any shares of its common stock or rights to acquire shares of its common stock for a period of 90 days from the closing of the offering, subject to certain customary exemptions for issuances pursuant to the Company’s equity plans and issuances upon exercise or vesting of outstanding securities.

The foregoing summaries of the Placement Agent Agreement, Purchase Agreement, and the Warrants do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents, copies of which are filed as exhibits to this Current Report.  Each of the Placement Agent Agreement and the Purchase Agreement contains representations and warranties that the respective parties made to, and solely for the benefit of, the other parties thereto in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Placement Agent Agreement and the Securities Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements or as stated therein and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

This Current Report does not constitute an offer to sell the Registered Shares, the Warrants, or the shares underlying the Warrants (collectively , the  “Securities”) or a solicitation of an offer to buy these Securities, nor shall there be any sale of these Securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the Securities laws of any such state or jurisdiction.

This Current Report contains forward-looking statement that involve risks and uncertainties, such as statements related to the anticipated closing of the offering and the amount of net proceeds expected from the offering.   The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s SEC filings.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Placement Agent Agreement, dated June 16, 2015, between Rock Creek Pharmaceuticals, Inc. and Maxim Group LLC

4.1	Form of Warrant to be issued to investors

5.1	Opinion of Foley & Lardner LLP

10.1	Securities Purchase Agreement, dated June 16, 2015, between Rock Creek Pharmaceuticals, Inc. and certain investors

23.1	Consent of Foley & Lardner LLP (including in Exhibit 5.1)

99.1	Press Release, dated June 17, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK CREEK PHARMACEUTICALS, INC.

By:	/s/ Michael J. Mullan
Michael J. Mullan
Chairman of the Board and Chief Executive Officer

Date: June 17, 2015